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Exhibit 99.1

NEWS RELEASE



FOR IMMEDIATE RELEASE
----------------------
October 20, 1999



                     TRANSACTION NETWORK SERVICES ANNOUNCES
                      THIRD QUARTER 1999 FINANCIAL RESULTS

                 REVENUES UP 80 PERCENT, EARNINGS UP 138 PERCENT



RESTON, Virginia, October 20, 1999...Transaction Network Services, Inc. (TNS) (NYSE:TNI) today reported third quarter revenues of $46.1 million, a 80 percent increase over third quarter 1998 revenues of $25.6 million. Revenues for the nine months ended September 30, 1999 reached $126.9 million, compared to $64.1 million for the year-ago period.

         Net income for the quarter reached $5.5 million, or $0.38 per diluted share, compared to $2.1 million, or $0.16 per diluted share in the year-ago quarter. Net income for the nine months was $9.6 million, or $0.69 per diluted share, compared to $5.8 million, or $0.44 per diluted share for the same period in 1998.

         The company's POS division contributed $31.1 million to revenues this quarter compared to $16.4 million in the year-ago quarter, representing a 90 percent increase. Year-over-year transaction volume grew from 907 million in the year-ago quarter to 1.6 billion this quarter. Average daily transaction volume for the quarter grew to 17.3 million compared to 9.9 million for the same period last year. These increases reflect incremental volumes from the September 1998 acquisition of AT&T's Transaction Access Service (TAS) business, as well as continued growth from existing POS customers. TNS' migration of all TAS transactions to its network was completed in September of 1999.

         TNS' Telecom Services division third quarter revenues grew 24 percent year-over-year to $9.8 million from increased usage of its CARD*TEL
- Registered Trademark - telephone call billing validation and fraud control services and other telecommunications services.

         The International Systems division, which includes TNS subsidiaries in Ireland, Sweden, France, and the UK, contributed $3.4 million to revenues this quarter, an increase of 475 percent from $591,000 for the same period last year. These revenues include transaction revenues primarily from TNS' UK subsidiary and royalty revenues generated from transactions in Canada.


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         The Financial Services division contributed $1.9 million to revenue this quarter, a 187 percent increase over third quarter revenues of $662,000 in 1998. These revenues were generated primarily from the addition of new customers to the financial services network and from revenues added through the acquisition of Transline Communications Inc. in January, 1999. The TNS financial services network provides a secure, independent, Internet Protocol ("IP") Extranet for transacting securities trading orders and associated data electronically between brokerage firms and financial institutions.

         Transaction Network Services, Inc. (TNS), headquartered in Reston, Virginia, provides data communications services for transaction-oriented applications. The company is listed on the New York Stock Exchange under the symbol TNI. Additional company information is available on the TNS website at www.tnsi.com.

The statements and information contained in this news release that are not descriptions of historical fact may be deemed to be "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve a number of risks and uncertainties that could cause actual results to differ materially from those currently anticipated. The risks and uncertainties to which these statements are subject include, but are not limited to, TNS' ability to complete the expansion of its "800" backbone and access capacity, the extent to which acquired businesses and assets are able to meet TNS' expectations and operate profitably, continuation of TNS' long standing relationships with major customers and vendors, the impact of future revisions to the cost of TNS' network services under the Telecommunications Act of 1996, competition, TNS' dependence upon key personnel and its ability to retain and attract highly skilled personnel, technological change, and seasonality and fluctuations in quarterly results. See TNS' reports filed with the SEC for additional discussion of these risks and other factors which may effect TNS' services, revenues, and costs.


CONTACT: Karen Kazmark
         Director of Investor Relations
         (703) 453-8406



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                 TRANSACTION NETWORK SERVICES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (UNAUDITED)
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                          THREE MONTHS ENDED          NINE MONTHS
                                                                                                         ENDED
                                                                    SEPTEMBER 30,                    SEPTEMBER 30,
                                                        ----------------------------   -----------------------------
                                                           1999             1998           1999            1998
                                                        -----------      -----------   -------------   -------------

Revenues                                                  $ 46,127         $ 25,582        $126,954        $ 64,092
Cost of network services                                    24,513           15,175          75,413          37,049
                                                        -----------      -----------   -------------   -------------
Gross profit                                                21,614           10,407          51,541          27,043
                                                       -----------      -----------   -------------   -------------

Other operating expenses:
      Engineering & development                              1,735            1,370           4,662           3,538

      Selling, general & administrative                      5,611            3,152          14,631           8,337

      Depreciation                                           2,732            1,805           7,812           4,792

      Amortization of intangibles                            2,019            1,031           6,205           2,123

      Reserve for AMNEX assets (Note 2)                          -                -             919               -
                                                        -----------      -----------   -------------   -------------
Total other operating expenses                              12,097            7,358          34,229          18,790
                                                        -----------      -----------   -------------   -------------

Income from operations before provision for
      income taxes, equity in earnings of
      affiliate and minority interest                        9,517            3,049          17,312           8,253


Interest expense                                           (1,126)                -         (3,051)               -

Interest income and other                                      379               54           1,253             910
                                                        -----------      -----------   -------------   -------------
Income before provision for income taxes                     8,770            3,103          15,514           9,163

Provision for income taxes                                   3,290            1,202           5,842           3,597

Equity in earnings of unconsolidated affiliate                   -              178              93             259
Minority interest in net income of
      consolidated subsidiary                                    -               20            (128)             20
                                                        -----------      -----------   -------------   -------------

Net income                                                 $ 5,480          $ 2,099           9,637         $ 5,845

                                                        -----------      -----------   -------------   -------------
                                                        -----------      -----------   -------------   -------------

 Diluted earnings per common share                         $  0.38          $  0.16     $      0.69         $  0.44
                                                        -----------      -----------   -------------   -------------
                                                        -----------      -----------   -------------   -------------
 Basic earnings per common share                           $  0.41          $  0.17     $      0.73         $  0.46
                                                        -----------      -----------   -------------   -------------
                                                        -----------      -----------   -------------   -------------

 Weighted average shares - diluted                          14,555           13,470          14,058          13,253
                                                        -----------      -----------   -------------   -------------
                                                        -----------      -----------   -------------   -------------

 Weighted average common shares - basic
                                                            13,530           12,690          13,199          12,577
                                                        -----------      -----------   -------------   -------------
                                                        -----------      -----------   -------------   -------------